UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 9, 2019
FEDERAL HOME LOAN BANK OF BOSTON
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51402	04-6002575
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
800 Boylston Street
Boston, MA 02199
(Address of principal executive offices, including zip code)
(617) 292-9600
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Deemed Election of a Member Director

On September 9, 2019, John C. Witherspoon was deemed elected to serve as a member director of the Federal Home Loan Bank of Boston’s (the Bank’s) board of directors (the Board). Mr. Witherspoon is an incumbent director representing Maine with a current term expiring on December 31, 2019. Mr. Witherspoon’s new term will commence on January 1, 2020 and expire on December 31, 2023.

Mr. Witherspoon serves as chief executive officer of Skowhegan Savings Bank in Skowhegan, Maine and has served as a director of the Bank since January 1, 2016. He currently serves on the Board’s Finance and Housing & Community Development Committees.

The Board has not yet determined on which committees Mr. Witherspoon will serve for 2020.

The deemed election of Mr. Witherspoon took place in accordance with the rules governing the election of Federal Home Loan Bank member directors pursuant to the Federal Home Loan Bank Act of 1932 (the Act) and the related regulations (the Applicable Regulations) of the Federal Housing Finance Agency (FHFA), the Bank’s principal regulator. The Applicable Regulations provide in relevant part that if the number of eligible nominations for member directorships is equal to or fewer than the number of member directorships to be filled, balloting is unnecessary and such nominees are deemed elected upon notice to the Bank’s members in the relevant state. On September 9, 2019, the Bank sent notice of the deemed election of Mr. Witherspoon to its Maine members.

The Bank expects to compensate Mr. Witherspoon in accordance with the Bank’s Director Compensation Policy for 2020, a policy that has not yet been adopted. The Bank also expects to permit Mr. Witherspoon to participate in the Bank’s nonqualified, unfunded, deferred compensation plan, under which each Bank director has the opportunity to defer all or a portion of the amount of compensation earned by such director.

Certain Relationships, Related Transactions, and Director Independence

Pursuant to the Applicable Regulations, the Bank’s member directors, including Mr. Witherspoon, serve as officers or directors of Bank members. The Bank is a cooperative and conducts business primarily with its members, who are required to own capital stock in the Bank as a prerequisite to transacting certain business with the Bank. Subject to the Act and FHFA regulations, the Bank may conduct business with members whose officers or directors serve on the Board, including:

•	extending credit in the ordinary course of business to such members, on market terms that are no more favorable to such members than the terms of comparable transactions with other members;

•	purchasing short and long-term investments, at market rates, from such members or their affiliates;

•	entering into interest-rate-exchange agreements on market terms with affiliates of such members as counterparties; and

•
providing affordable housing benefits in conjunction with such members, or affiliates of such members, on terms and conditions that are no more favorable to such members than the terms and conditions of comparable transactions with other members.

All of the foregoing transactions are made in the ordinary course of the Bank’s business and are subject to the same Bank policies as transactions with the Bank’s members, housing associates, and third parties generally. For further information, see Item 13 - Certain Relationships and Related Transactions, and Director Independence of the Bank’s Annual Report on Form 10-K for the year ended December 31, 2018 filed with the United States Securities and Exchange Commission on March 22, 2019.

Information on the Bank’s Continuing Elections

In addition to the foregoing, elections in Massachusetts and Rhode Island and a district-wide election for two independent directorships are currently underway. The deadline for the receipt of ballots for those elections is October 21, 2019. Shortly thereafter, the ballots will be tabulated, and the Board will formally declare the winner of those elections and will at the same time formally declare Mr. Witherspoon elected.

Signature(s)
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	September 9, 2019	Federal Home Loan Bank of Boston
By:/s/ Frank Nitkiewicz
Frank Nitkiewicz
Executive Vice President and Chief Financial Officer